Exhibit 99.1

PMC Reports Third Quarter 2014 Results

Q3 2014 earnings announcement call live on http://investor.pmcs.com at 1:30 p.m. PT

Conference call: 1 (888) 430-8705 or 1 (719) 325-2362 outside North America; passcode 8686778

Replay available shortly after end of conference call through November 30, 2014

SUNNYVALE, Calif.--(BUSINESS WIRE)--October 27, 2014--PMC-Sierra, Inc. (PMC®) (Nasdaq: PMCS), the semiconductor and software solutions innovator transforming networks that connect, move and store big data, today reported results for the third quarter ended September 27, 2014.

Net revenues in the third quarter of 2014 totaled $135.5 million, an increase of 7 percent from $126.8 million in the second quarter of 2014 and an increase of 6 percent, compared to $128.4 million in the third quarter of 2013.

GAAP net income in the third quarter of 2014 totaled $5.5 million or $0.03 per diluted share, compared to a GAAP net loss in the second quarter of 2014 of $3.5 million or a $0.02 loss per share.

Non-GAAP net income in the third quarter of 2014 totaled $22.5 million or $0.11 per diluted share, compared to non-GAAP net income of $18.3 million or $0.09 per diluted share in the second quarter of 2014.

“Our Storage business performed exceedingly well this past quarter with double-digit growth across all of its product lines,” said PMC president and chief executive officer, Greg Lang. “PMC remains well-positioned for continued growth into FY2015, as we expect to see increasing demand for our 12Gb/s SAS I/O controllers and expanders, advanced DIGI OTN processors, Flashtec™ NVMe controllers and our new RF Remote Radio Head products.”

Net income on a non-GAAP basis in the third quarter of 2014 excludes the following items: (i) $9.9 million amortization of purchased intangible assets; (ii) $5.2 million stock-based compensation expense, (iii) $1.0 million of acquisition-related costs and other adjustments as described in the accompanying GAAP to non-GAAP reconciliation table.

For a full reconciliation of each non-GAAP item used herein to the most directly comparable GAAP financial measure, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

THIRD QUARTER 2014 HIGHLIGHTS

The Company made the following third quarter announcements:

  On Sept. 17, PMC announced it was first to ship 16-port 12Gb/s SAS and 16-port 6Gb/s SATA I/O controller solutions. PMC’s data center I/O products enable OEMs and ODMs to design cost-effective customized server hardware for hyperscale deployments, such as Open Compute, Windows Cloud Servers, OpenStack and Project Scorpio. The devices have the industry’s highest port density, lowest power and are capable of more than 1,000,000 I/Os per second (IOPS) to support the most demanding cloud software applications.
  On Sept. 16, Heng Liao, fellow in PMC’s Chief Strategy and Technology Office, presented “Storage Optimization for the Hyperscale Data Center” at the Huawei Cloud Congress.
  On Sept. 10, PMC announced it received Huawei’s Supplier Quality Award, which recognizes PMC’s product quality, technical support and product delivery through a score card system to evaluate supplier performance on all quality assurance-related procedures. PMC consistently earned an “A” rating on all items delivered in 2013.
  On Sept. 4, PMC announced that the Company executed an agreement with HP to license core HP Smart Array software, firmware and management technology. PMC will leverage this technology to provide more system value to new and existing server storage and data center customers. This transaction also positions PMC as the supplier of key storage solution components across HP ProLiant Gen9 and beyond.
  On Aug. 26, PMC introduced the industry’s first 12Gb/s SAS expander card to enable density-optimized servers, the fastest growing segment of the worldwide server market according to IDC. The Adaptec® 12Gb/s SAS expander card enables flexible, high-density server architectures that can expand as data center storage needs grow. It provides 36 ports in a PCI Express® (PCIe®) low-profile form factor.
  On Aug. 12, PMC announced it received the prestigious Excellent Partner Award from Hitachi, Ltd. The award recognizes the superior product technology, service and support that PMC provides to Hitachi.
  On Aug. 5, PMC established a new ultra-fast storage class memory tier to accelerate critical applications in scale-out storage and all-flash arrays. The PMC Flashtec™ NVRAM Drives combine the speed and endurance of DRAM with the persistency of NAND flash to deliver ten times higher performance than the fastest Solid State Drive (SSD), at more than 10 million IOPS, with sub-microsecond latency. Leveraging PCIe® 3.0, the Flashtec NVRAM Drives connect directly to the host to optimize CPU utilization and maximize overall system performance.
  On Aug. 5, Derek Dicker, vice president of PMC’s NVM Solutions Group, presented a keynote, “Software Defined Flash Solutions Herald an Era of Choice” at Flash Memory Summit. PMC storage experts also presented on the latest trends in PCIe®, NVM Express (NVMe) and error correction that are shaping next-generation SSDs in forum sessions during the conference.
  On July 29, PMC announced the Company was recognized as an honoree in the 2013 Total Cost of Ownership (TCOO™) Supplier Award program from Celestica. Celestica’s awards program recognizes suppliers that support its TCOO strategy and demonstrate excellence in quality, delivery, technology, service, pricing and flexibility.
  On July 15, PMC joined AT&T, Ciena and Verizon on a panel at the Lightwave Optical Summit in Austin, Texas, to discuss the state of 100G OTN networking and deployment readiness, and what is beyond 100G. The discussion topics included the latest developments in equipment, optics and OTN processing semiconductors, and software-defined networking.

Third Quarter 2014 Conference Call

Management will review the third quarter 2014 results and share its outlook for the fourth quarter of 2014 during a conference call at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on October 27, 2014. The conference call webcast will be accessible under the Financial News and Events section at http://investor.pmcs.com. To listen to the conference call by telephone, dial 1 (888) 430-8705 or 1 (719) 325-2362 outside North America with passcode 8686778 approximately ten minutes before the start time. A telephone playback will be available for 30 business days after the completion of the call and can be accessed at 1 (888) 203-1112 or 1 (719) 457-0820 outside North America using passcode 8686778. A replay of the webcast will be available through November 30, 2014.

PMC will be attending Morgan Stanley’s Semiconductor Corporate Access Day conference next week in Boston, MA at The Boston Harbor Hotel. Steve Geiser, the company’s vice president and chief financial officer, will be available for one-on-one meetings with investors all day on the 4th of November during the event.

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. The Company’s SEC filings, including the Company’s most recent reports on Form 10-K and Form 10-Q, describe the risks associated with the Company’s business, including PMC’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, changes in inventory, and other items such as tax rates, foreign exchange rates and volatility in global financial markets.

About PMC

PMC (Nasdaq:PMCS) is the semiconductor and software solutions innovator transforming networks that connect, move and store big data. Building on a track record of technology leadership, the Company is driving innovation across storage, optical and mobile networks. PMC’s highly integrated solutions increase performance and enable next-generation services to accelerate the network transformation. For more information, visit www.pmcs.com. Follow PMC on Facebook, Twitter, LinkedIn and RSS.

© Copyright PMC-Sierra, Inc. 2014. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries, PMCS is a trademark of PMC-Sierra, Inc. PMC disclaims any ownership rights in other product and company names mentioned herein. PMC is the corporate brand of PMC-Sierra, Inc.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 27,	June 28,	September 28,	September 27,	September 28,
	2014	2014	2013	2014	2013

Net revenues	$135,462	$126,822	$128,411	$388,752	$381,156
Cost of revenues	40,306	36,824	36,840	114,694	111,864
Gross profit	95,156	89,998	91,571	274,058	269,292

Research and development	48,441	49,388	50,733	147,977	157,038
Selling, general and administrative	29,265	28,991	26,383	87,596	85,002
Amortization of purchased intangible assets	9,948	9,948	13,138	32,225	34,698
Income (loss) from operations	7,502	1,671	1,317	6,260	(7,446)

Other income (expense):
Gain on investment securities and other investments	12	46	1,762	87	1,776
Amortization of debt issue costs	(51)	(51)	(30)	(153)	(30)
Foreign exchange gain (loss)	899	(789)	(1,898)	642	1,680
Interest income, net	198	114	230	321	824
Income (loss) before provision for income taxes	8,560	991	1,381	7,157	(3,196)
Provision for income taxes	(3,087)	(4,471)	(4,613)	(9,405)	(13,379)
Net income (loss)	$5,473	$(3,480)	$(3,232)	$(2,248)	$(16,575)

Net income (loss) per common share - basic	$0.03	$(0.02)	$(0.02)	$(0.01)	$(0.08)
Net income (loss) per common share - diluted	$0.03	$(0.02)	$(0.02)	$(0.01)	$(0.08)

Shares used in per share calculation - basic	197,613	196,114	205,377	196,305	204,638
Shares used in per share calculation - diluted	200,744	196,114	205,377	196,305	204,638

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, selling, general and administrative expense, amortization of purchased intangible assets, other income (expense), (provision for) recovery of income taxes, operating expenses, operating income (loss), operating margin percentage, net income (loss), and basic and diluted net income (loss) per share.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.

Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense, Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets, Other (Expense) Income, (Provision for) Recovery of Income Taxes, Operating Expenses, Operating Income (Loss), Operating Margin Percentage, Net Income (Loss), and Basic and Diluted Net Income (Loss) Per Share

(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 27,	June 28,	September 28,	September 27,	September 28,
	2014 (1)	2014 (2)	2013 (3)	2014 (4)	2013 (5)

GAAP cost of revenues	$40,306	$36,824	$36,840	$114,694	$111,864
Stock-based compensation	(226)	(214)	(190)	(681)	(643)
Acquisition-related costs	-	-	(777)	-	(795)
Termination recoveries	-	-	-	9	-
Reversal of accruals	-	-	2,300	-	2,300
Non-GAAP cost of revenues	$40,080	$36,610	$38,173	$114,022	$112,726

GAAP gross profit	$95,156	$89,998	$91,571	$274,058	$269,292
Stock-based compensation	226	214	190	681	643
Acquisition-related costs	-	-	777	-	795
Termination recoveries	-	-	-	(9)	-
Reversal of accruals	-	-	(2,300)	-	(2,300)
Non-GAAP gross profit	$95,382	$90,212	$90,238	$274,730	$268,430

Non-GAAP gross profit %	70%	71%	70%	71%	70%

GAAP research and development expense	$48,441	$49,388	$50,733	$147,977	$157,038
Stock-based compensation	(1,990)	(1,903)	(2,541)	(6,540)	(8,241)
Acquisition-related costs	(356)	(794)	(1,200)	(1,950)	(1,741)
Termination recoveries (costs)	28	(342)	(178)	(256)	(1,448)
Reversal of accruals	-	-	-	-	2,890
Non-GAAP research and development expense	$46,123	$46,349	$46,814	$139,231	$148,498

GAAP selling, general and administrative expense	$29,265	$28,991	$26,383	$87,596	$85,002
Stock-based compensation	(3,012)	(2,798)	(3,143)	(9,113)	(10,577)
Acquisition-related costs	(669)	(3)	(5)	(733)	(1,083)
Lease exit costs	(31)	(4)	-	(177)	-
Termination recoveries (costs)	254	(1,295)	(41)	(1,044)	(502)
Asset impairment	-	-	-	(477)	(1,575)
Other expenses	-	-	-	(58)	-
Non-GAAP selling, general and administrative expense	$25,807	$24,891	$23,194	$75,994	$71,265

GAAP amortization of purchased intangible assets	$9,948	$9,948	$13,138	$32,225	$34,698
Amortization of purchased intangible assets	(9,948)	(9,948)	(13,138)	(32,225)	(34,698)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-	$-	$-

GAAP other (expense) income	$1,058	$(680)	$64	$897	$4,250
Foreign exchange (gain) loss on foreign tax liabilities	(1,081)	976	1,390	(984)	(2,133)
Gain on disposal of investment	-	-	-	-	(1,762)
Non-GAAP other income (expense)	$(23)	$296	$1,454	$(87)	$355

GAAP provision for income taxes	$3,087	$4,471	$4,613	$9,405	$13,379
Provision for income tax matters	(2,178)	(3,550)	(4,578)	(6,839)	(13,636)
Non-GAAP provision for (recovery of) income taxes	$909	$921	$35	$2,566	$(257)

GAAP operating expenses	$87,654	$88,327	$90,254	$267,798	$276,738
Stock-based compensation	(5,002)	(4,701)	(5,684)	(15,653)	(18,818)
Acquisition-related costs	(1,025)	(797)	(1,205)	(2,683)	(2,824)
Assets impairment	-	-	-	(477)	(1,575)
Lease exit costs	(31)	(4)	-	(177)	-
Termination recoveries (costs)	282	(1,637)	(219)	(1,300)	(1,950)
Amortization of purchased intangible assets	(9,948)	(9,948)	(13,138)	(32,225)	(34,698)
Reversal of accruals	-	-	-	-	2,890
Other expenses	-	-	-	(58)	-
Non-GAAP operating expenses	$71,930	$71,240	$70,008	$215,225	$219,763

	September 27,	June 28,	September 28,	September 27,	September 28,
	2014	2014	2013	2014	2013

GAAP operating income (loss)	$7,502	$1,671	$1,317	$6,260	$(7,446)
Stock-based compensation	5,228	4,915	5,874	16,334	19,461
Acquisition-related costs	1,025	797	1,982	2,683	3,619
Assets impairment	-	-	-	477	1,575
Lease exit costs	31	4	-	177	-
Termination (recoveries) costs	(282)	1,637	219	1,291	1,950
Amortization of purchased intangible assets	9,948	9,948	13,138	32,225	34,698
Reversal of accruals	-	-	(2,300)	-	(5,190)
Other expenses	-	-	-	58	-
Non-GAAP operating income	$23,452	$18,972	$20,230	$59,505	$48,667

Non-GAAP operating margin	17%	15%	16%	15%	13%

GAAP net income (loss)	$5,473	$(3,480)	$(3,232)	$(2,248)	$(16,575)
Stock-based compensation	5,228	4,915	5,874	16,334	19,461
Acquisition-related costs	1,025	797	1,982	2,683	3,619
Termination costs (recoveries)	(282)	1,637	219	1,291	1,950
Reversal of accruals	-	-	(2,300)	-	(5,190)
Assets impairment	-	-	-	477	1,575
Lease exit costs	31	4	-	177	-
Amortization of purchased intangible assets	9,948	9,948	13,138	32,225	34,698
Other expenses	-	-	-	58	-
Foreign exchange (gain) loss on foreign tax liabilities	(1,081)	976	1,390	(984)	(2,133)
Gain on disposal of investments	-	-	(1,762)	-	(1,762)
Provision for income tax matters	2,178	3,550	4,578	6,839	13,636
Non-GAAP net income	$22,520	$18,347	$19,887	$56,852	$49,279

Non-GAAP net income per share - basic	$0.11	$0.09	$0.10	$0.29	$0.24
Non-GAAP net income per share - diluted	$0.11	$0.09	$0.10	$0.28	$0.24

Shares used to calculate non-GAAP net income per share - basic	197,613	196,114	205,377	196,305	204,638
Shares used to calculate non-GAAP net income per share - diluted	200,744	199,594	207,475	199,548	206,772

(1) $5.2 million stock-based compensation expense; $1 million acquisition-related costs; $0.3 million recovery of termination costs; $9.9 million amortization of purchased intangible assets; $1.1 million foreign exchange gain on foreign tax liabilities; $0.1 million lease exit costs; $0.1 million other expenses; and $2.2 million provision for income taxes which includes $0.9 million income tax provision related to unrecognized tax benefits, $1.1 million income tax provision related to prepaid tax amortization, and $0.2 million income tax provision from adjustments related to prior periods.

(2) $4.9 million stock-based compensation expense; $0.8 million acquisition-related costs; $1.6 million of net termination costs; $9.9 million amortization of purchased intangible assets; $1 million foreign exchange loss on foreign tax liabilities; $0.1 million lease exit costs; and $3.6 million provision for income taxes which includes $0.8 million income tax provision related to unrecognized tax benefits, $1.5 million income tax provision related to prepaid tax amortization, $1.5 million income tax provision related to tax deductible goodwill and other items, $0.4 million deferred income tax benefit from adjustments related to prior periods, and $0.2 million income tax provision related to tax deductible items above.

(3) $5.9 million stock-based compensation expense; $2 million acquisition-related costs; $0.2 million termination costs; $13.1 million amortization of purchased intangible assets; $1.4 million foreign exchange loss on foreign tax liabilities; $1.8 million gain from disposal of investments; $2.3 million reversal of accruals; and $4.6 million provision for income taxes which includes $2.9 million deferred tax provision related to non-deductible intangible asset amortization, $1.1 million income tax provision related to unrecognized tax benefits, $0.4 million tax recovery related to foreign exchange translation of a foreign subsidiary, and $1 million income tax provision related to tax deductible items above.

(4) $16.3 million stock-based compensation expense; $2.7 million acquisition-related costs; $1.3 million net termination costs; $32.2 million amortization of purchased intangible assets; $1 million foreign exchange gain on foreign tax liabilities; $0.5 million asset impairment; $0.2 million lease exit costs; $0.1 million other expenses; and $6.8 million provision for income taxes which includes $2.4 million income tax provision related to unrecognized tax benefits, $3 million income tax provision related to prepaid tax amortization, and $1.4 million income tax provision related to tax deductible goodwill and other items.

(5) $19.5 million stock-based compensation expense; $3.6 million acquisition-related costs; $2 million termination costs;  $1.6 million asset impairment; $5.2 million reversal of accruals; $34.7 million amortization of purchased intangible assets; $2.1 million foreign exchange gain on foreign tax liabilities; $1.8 million gain on disposal; and $13.6 million provision for income taxes which includes$1.7 million arrears interest relating to unrecognized tax benefits, $8.6 million deferred tax provision related to non-deductible intangible asset amortization, $0.5 million income tax provision relating to foreign exchange translation of a foreign subsidiary, $2.7 million tax provision for adjustments relating to prior period, and $0.1 million deferred tax provision related to tax deductible items above.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 27,	December 28,
	2014	2013
ASSETS:
Current assets:
Cash and cash equivalents	$89,940	$100,038
Short-term investments	35,419	10,894
Cash, cash equivalents and short-term investments	125,359	110,932
Accounts receivable, net	57,013	56,112
Inventories, net	34,588	31,074
Prepaid expenses and other current assets	16,304	19,855
Income tax receivable	3,673	2,640
Prepaid tax expense	2,749	5,695
Deferred tax assets (1)	3,328	43,131
Total current assets	243,014	269,439

Investment securities	103,101	103,391
Investments and other assets	8,190	10,750
Prepaid tax expense	93	93
Property and equipment, net	38,730	39,149
Goodwill and other intangible assets, net	439,120	425,823
Deferred tax assets (1)	1,557	1,306
	$833,805	$849,951

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$19,092	$23,173
Accrued liabilities	72,360	64,257
Credit facility	-	30,000
Income taxes payable	2,983	632
Liability for unrecognized tax benefit (1)	21,394	54,127
Deferred income taxes	9	71
Deferred income	5,501	7,481
Total current liabilities	121,339	179,741

Long-term obligations	35,982	11,108
Deferred income taxes	49,183	43,143
Liability for unrecognized tax benefit (1)	18,621	27,947
PMC special shares convertible into 1,016 (2013 - 1,019) shares of common stock	1,180	1,188
Stockholders' equity:
Common stock and additional paid in capital	1,577,573	1,550,385
Accumulated other comprehensive loss	(780)	(526)
Accumulated deficit	(969,293)	(963,035)
Total stockholders' equity	607,500	586,824
	$833,805	$849,951

(1) Effective from the beginning of the first quarter of 2014, the Company adopted Financial Accounting Standards Board's Accounting Standards Update (“ASU”) No. 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or Tax Credit Carryforward Exists.” Approximately $44 million of deferred tax assets of a foreign subsidiary were derecognized along with the related liability for unrecognized tax benefits as a result of this presentation adoption, with no impact to the Condensed Consolidated Statements of Operations.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	September 27,	September 28,
	2014	2013

Cash flows from operating activities:
Net loss	$(2,248)	$(16,575)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	48,739	51,731
Stock-based compensation	16,334	19,461
Unrealized foreign exchange gain, net	(2,372)	(6,106)
Net amortization of premiums and accrued interest of investments	628	1,353
Asset impairments	770	-
Gain on investment securities and other	(86)	(1,767)
Excess tax benefits from stock option transactions	-	(2,274)

Changes in operating assets and liabilities:
Accounts receivable, net	(934)	1,923
Inventories, net	(3,514)	(7,110)
Prepaid expenses and other current assets	4,225	927
Accounts payable and accrued liabilities	(6,699)	(8,614)
Deferred taxes and income taxes payable	8,608	11,120
Deferred income	(1,980)	(915)
Net cash provided by operating activities	61,471	43,154

Cash flows from investing activities:
Business acquisition	(10,000)	(96,098)
Investment in long term deposits	-	(1,127)
Purchases of property and equipment	(11,175)	(11,297)
Purchase of intangible assets	(1,167)	(2,048)
Redemption of short-term investments	4,920	8,466
Disposals of investment securities and other investments	37,936	146,340
Purchases of investment securities and other investments	(67,727)	(172,114)
Net cash used in investing activities	(47,213)	(127,878)

Cash flows from financing activities:
Payment of debt issuance costs	-	(928)
Proceeds from short-term loan and credit facility	30,000	-
Repayment of credit facility	(60,000)	-
Proceeds from issuance of common stock	17,924	23,476
Repurchases of common stock	(11,496)	(22,544)
Excess tax benefits from stock option transactions	-	2,274
Net cash (used in) provided by financing activities	(23,572)	2,278

Effect of exchange rate changes on cash and cash equivalents	(784)	(505)
Net decrease in cash and cash equivalents	(10,098)	(82,951)
Cash and cash equivalents, beginning of the period	100,038	169,970
Cash and cash equivalents, end of the period	$89,940	$87,019

CONTACT:
PMC-Sierra, Inc.
Joel Achramowicz, 1-408-239-8630
Director, Investor Relations
Joel.Achramowicz@pmcs.com
or
Kim Mason, 1-604-415-6239
Manager, Corporate Communications
Kim.Mason@pmcs.com